UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2021 (April 5, 2021)

Assisted 4 Living, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-226979	82-1884480
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6801 Energy Court, Suite 201 Sarasota, Florida	34240
(Address of Principal Executive Office)	(Zip Code)

(888) 609-1169

(Registrant's telephone number, including area code)

n/a

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 5, 2021, Assisted 4 Living, Inc., a Nevada corporation (the "Company"), entered into a Second Amendment (the "Second Amendment") to that certain Membership Interest Purchase Agreement dated as of January 29, 2021 (the "Purchase Agreement"), by and among the Company, Richard T. Mason ("Mason"), G. Shayne Bench ("Bench") and Trillium Healthcare Group, LLC, a Florida limited liability company ("Trillium") to acquire all of the issued and outstanding ownership interests of Fairway Healthcare Properties, LLC and Trillium Healthcare Consulting, LLC from Trillium (the "Interests"). The Company disclosed entering into the Purchase Agreement in a Current Report on Form 8-K it filed with the U.S. Securities and Exchange Commission on February 2, 2021. The Company, Mason, Bench and Trillium previously entered into a certain First Amendment to the Purchase Agreement dated as of March 4, 2021, which the Company disclosed in a Current Report on Form 8-K it filed with the U.S. Securities and Exchange Commission on March 8, 2021.

The Second Amendment amends and restates certain sections of the Purchase Agreement to: (1) provide for an extension of the Company's due diligence review period; and (2) accommodate a change in the form of the consideration to be paid for the Interests.

The Second Amendment amends and restates Section 5.18(b) of the Purchase Agreement and provides the Company with a longer review period following the Company's receipt of seller's initial disclosure schedule. The Company now has until April 15, 2021 to review such material. If any diligence requests or follow-up requests remain unsatisfied, and/or the Company is continuing to negotiate in good faith in connection with information relating to seller's disclosure schedule, the Company's review period is automatically extended for 15 days, to April 30, 2021.

The Second Amendment also amends and restates several sections of the Purchase Agreement in connection with a change in the form of the consideration to be paid for the Interests. Certain Sections were amended and restated to provide for: (1) a reduction in the minimum amount of cash seller is required to have on hand at closing from $11,100,000 to $9,100,000; (2) a reduction in the cash purchase price to be paid to the seller from $9,000,000 to $4,000,000, of which $2,000,000 is to be paid at closing and the remaining $2,000,000 paid on or before the earlier of the date that is: (i) 30 days following the closing of a public offering of the Company's common stock; (ii) ten days following a determination by the Company's board of directors, in its sole discretion, that Buyer has sufficient surplus cash from which to pay the $2,000,000; or (iii) ten days following the one year anniversary of the transaction closing date; and (3) to offset the reduction in the cash portion of the purchase price, the issuance of shares of the Company's common stock valued at $5,000,000 (based on a price per share determined at the time of issuance as described in the Second Amendment) on or before the earlier of the date that is: (i) 30 days following the closing of a registered public offering of the Company's common stock; or (ii) ten days following the one year anniversary of the transaction closing date.

The foregoing summary of the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. You are urged to read said exhibit attached hereto in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Second Amendment to Membership Interest Purchase Agreement by and among Assisted 4 Living, Inc., Richard T. Mason, G. Shayne Bench and Trillium Healthcare Group, LLC dated as of April 5, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 8, 2021	ASSISTED 4 LIVING, INC.

	By:	/s/ Janet Huffman
Janet Huffman, CFO

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